Exhibit 99.CODEETH

EXHIBIT 12 A

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
ADOPTED SEPTEMBER 28, 2004, AS AMENDED SEPTEMBER 20, 2005

I.                                         This Code of Ethics (the “Code”) for the investment companies within the Morgan Stanley complex identified in Exhibit A (collectively, “Funds” and each, a “Fund”) applies to each Fund’s Principal Executive Officer, President, Principal Financial Officer and Treasurer (or persons performing similar functions) (“Covered Officers” each of whom are set forth in Exhibit B) for the purpose of promoting:

•                                          honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•                                          full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

•                                          compliance with applicable laws and governmental rules and regulations;

•                                          prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•                                          accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Any question about the application of the Code should be referred to the General Counsel or his/her designee (who is set forth in Exhibit C).

II.                                    Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes, or appears to interfere, with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” (as defined in the Investment Company Act) of the Fund. The Fund’s and its investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the General Counsel determines that any violation of such programs and procedures is also a violation of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and its investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Fund and its investment adviser. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds’ Boards of Directors/Trustees (“Boards”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must not:

•                                          use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally (directly or indirectly);

•                                          cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

•                                          use material non-public knowledge of portfolio transactions made or contemplated for, or actions proposed to be taken by, the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer must, at the time of signing this Code, report to the General Counsel all affiliations or significant business relationships outside the Morgan Stanley complex and must update the report annually.

Conflict of interest situations should always be approved by the General Counsel and communicated to the relevant Fund or Fund’s Board. Any activity or relationship that would present such a conflict for a Covered Officer would likely also present a conflict for the Covered Officer if an immediate member of the Covered Officer’s family living in the same household engages in such an activity or has such a relationship. Examples of these include:

•                                          service or significant business relationships as a director on the board of any public or private company;

•                                          accepting directly or indirectly, anything of value, including gifts and gratuities in excess of $100 per year from any person or entity with which the Fund has current or prospective business dealings, not including occasional meals or tickets for theatre or sporting events or other similar entertainment; provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•                                          any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, principal underwriter, or any affiliated person thereof; and

•                                          a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.                              Disclosure and Compliance

•                                          Each Covered Officer should familiarize himself/herself with the disclosure and compliance requirements generally applicable to the Funds;

•                                          each Covered Officer must not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the

Fund, including to the Fund’s Directors/Trustees and auditors, or to governmental regulators and self-regulatory organizations;

•                                          each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and their investment advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•                                          it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.                             Reporting and Accountability

Each Covered Officer must:

•                                          upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Boards that he has received, read and understands the Code;

•                                          annually thereafter affirm to the Boards that he has complied with the requirements of the Code;

•                                          not retaliate against any other Covered Officer, other officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•                                          notify the General Counsel promptly if he/she knows or suspects of any violation of this Code. Failure to do so is itself a violation of this Code.

The General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any waivers(2) sought by a Covered Officer must be considered by the Board of the relevant Fund or Funds.

The Funds will follow these procedures in investigating and enforcing this Code:

•                                          the General Counsel will take all appropriate action to investigate any potential violations reported to him;

(2) Item 2 of Form N-CSR defines “waiver” as “the approval by the registrant of a material departure from a provision of the code of ethics.”

•                                          if, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action;

•                                          any matter that the General Counsel believes is a violation will be reported to the relevant Fund’s Audit Committee;

•                                          if the directors/trustees/managing general partners who are not “interested persons” as defined by the Investment Company Act (the “Independent Directors/Trustees/Managing General Partners”) of the relevant Fund concur that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer or other appropriate disciplinary actions;

•                                          the Independent Directors/Trustees/Managing General Partners of the relevant Fund will be responsible for granting waivers of this Code, as appropriate; and

•                                          any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.                                   Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds’ investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern. The Funds’ and their investment advisers’ and principal underwriters’ codes of ethics under Rule 17j-1 under the Investment Company Act and Morgan Stanley’s Code of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.                               Amendments

Any amendments to this Code, other than amendments to Exhibits A, B or C, must be approved or ratified by a majority vote of the Board of each Fund, including a majority of Independent Directors/Trustees/Managing General Partners.

VII.                          Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees/Managing General Partners of the relevant Fund or Funds and their counsel, the relevant Fund or Funds and their counsel and the relevant investment adviser and its counsel.

VIII.                    Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion

I have read and understand the terms of the above Code. I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code. I hereby agree to abide by the above Code.

Date:

Exhibit A

Fund List

at

October 31, 2008

RETAIL FUNDS

Open-End Retail Funds

Taxable Money Market Funds

1.               Active Assets Government Securities Trust (“AA Government”)

2.               Active Assets Institutional Government Securities Trust (“AA Institutional Government”)*

3.               Active Assets Institutional Money Trust (“AA Institutional Money”)*

4.               Active Assets Money Trust (“AA Money”)

5.               Morgan Stanley Liquid Asset Fund Inc. (“Liquid Asset”)

6.               Morgan Stanley U.S. Government Money Market Trust (“Government Money”)

* Will merge with MSILF in or about January 2009

Tax-Exempt Money Market Funds

7.               Active Assets California Tax-Free Trust (“AA California”)

8.               Active Assets Tax-Free Trust (“AA Tax-Free”)

9.               Morgan Stanley California Tax-Free Daily Income Trust (“California Tax-Free Daily”)

10.         Morgan Stanley New York Municipal Money Market Trust (“New York Money”)

11.         Morgan Stanley Tax-Free Daily Income Trust (“Tax-Free Daily”)

Equity Funds

12.         Morgan Stanley Capital Opportunities Trust (“Capital Opportunities”)+

13.         Morgan Stanley Convertible Securities Trust  (“Convertible Securities”)+

14.         Morgan Stanley Dividend Growth Securities Inc. (“Dividend Growth”)+

15.         Morgan Stanley Equally-Weighted S&P 500 Fund (“Equally-Weighted S&P 500”)+

16.         Morgan Stanley European Equity Fund Inc. (“European Equity”)+

17.         Morgan Stanley Financial Services Trust (“Financial Services”)+*

18.         Morgan Stanley Focus Growth Fund (“Focus Growth”)+

19.         Morgan Stanley Fundamental Value Fund (“Fundamental Value”)+

20.         Morgan Stanley Global Advantage Fund (“Global Advantage”)+

21.         Morgan Stanley Global Dividend Growth Securities (“Global Dividend Growth”)+

22.         Morgan Stanley Health Sciences Trust (“Health Sciences”)+

23.         Morgan Stanley International Fund (“International Fund”)+

24.         Morgan Stanley International Value Equity Fund (“International Value”)+

25.         Morgan Stanley Mid Cap Growth Fund (“Mid Cap Growth”)+

26.         Morgan Stanley Mid-Cap Value Fund (Mid-Cap Value”)+

*Shareholder vote to liquidate November 21, 2008

27.         Morgan Stanley Natural Resource Development Securities Inc. (“Natural Resource”)+

28.         Morgan Stanley Pacific Growth Fund Inc. (“Pacific Growth”)+

29.         Morgan Stanley Real Estate Fund (“Real Estate”)+

30.         Morgan Stanley Small-Mid Special Value Fund (Small-Mid Special Value”)+

31.         Morgan Stanley S&P 500 Index Fund (“S&P 500 Index”)+

32.         Morgan Stanley Special Growth Fund (“Special Growth”)+

33.         Morgan Stanley Special Value Fund (“Special Value”)+

34.         Morgan Stanley Technology Fund (“Technology Fund”)+

35.         Morgan Stanley Utilities Fund (“Utilities Fund”)+*

36.         Morgan Stanley Value Fund (“Value Fund”)+

* Name will change to Global Infrastructure Fund on November 3, 2008

Balanced Funds

37.         Morgan Stanley Balanced Fund (“Balanced Fund”)+

Asset Allocation Fund

38.         Morgan Stanley Strategist Fund (“Strategist Fund”)+

Taxable Fixed-Income Funds

39.         Morgan Stanley Flexible Income Trust (“Flexible Income”)+

40.         Morgan Stanley Income Trust (“Income Trust”)+

41.         Morgan Stanley High Yield Securities Inc. (“High Yield Securities”)+

42.         Morgan Stanley Limited Duration Fund (“Limited Duration Fund”)

43.         Morgan Stanley Mortgage Securities Trust (“Mortgage Securities”)+

44.         Morgan Stanley Limited Duration U.S. Government Trust (“Limited Duration Government”)

45.         Morgan Stanley U.S. Government Securities Trust (“Government Securities”)+

Tax-Exempt Fixed-Income Funds

46.         Morgan Stanley California Tax-Free Income Fund (“California Tax-Free”)+

47.         Morgan Stanley Limited Term Municipal Trust (“Limited Term Municipal”)

48.         Morgan Stanley New York Tax-Free Income Fund (“New York Tax-Free”)+

49.         Morgan Stanley Tax-Exempt Securities Trust (“Tax-Exempt Securities”)+

Special Purpose Funds

50.         Morgan Stanley Select Dimensions Investment Series (“Select Dimensions”)

•                  Balanced Portfolio

•                  Capital Growth Portfolio

•                  Capital Opportunities Portfolio

•                  Dividend Growth Portfolio

•                  Equally-Weighted S&P 500 Portfolio

•                  Flexible Income Portfolio

•                  Focus Growth Portfolio

•                  Global Equity Portfolio

•                  Mid Cap Growth Portfolio

•                  Money Market Portfolio

•                  Utilities Portfolio

51.         Morgan Stanley Variable Investment Series (“Variable Investment”)

•                  Aggressive Equity Portfolio

•                  Capital Opportunities Portfolio

•                  Dividend Growth Portfolio

•                  European Equity Portfolio

•                  Global Advantage Portfolio

•                  Global Dividend Growth Portfolio

•                  High Yield Portfolio

•                  Income Builder Portfolio

•                  Income Plus Portfolio

•                  Limited Duration Portfolio

•                  Money Market Portfolio

•                  S&P 500 Index Portfolio

•                  Strategist Portfolio

•                  Utilities Portfolio

Closed-End Retail Funds

Taxable Fixed-Income Closed-End Funds

52.         Morgan Stanley Income Securities Inc. (“Income Securities”)

Alternative Closed-End Funds

53.         Morgan Stanley Prime Income Trust (“Prime Income”)

Alternative Open-End Funds

54.         Morgan Stanley Series Funds (“Series Funds”)+

•                  Alternative Opportunities Fund

•                  Commodities Alpha Fund

•                  US Multi Cap Alpha Fund

55.         Morgan Stanley FX Series Funds (“FX Series Funds”)

•                  FX Alpha Plus Strategy Portfolio

•                  FX Alpha Strategy Portfolio

Tax-Exempt Fixed-Income Closed-End Funds

56.         Morgan Stanley California Insured Municipal Income Trust (“California Insured Municipal”)

57.         Morgan Stanley California Quality Municipal Securities (“California Quality Municipal”)

58.         Morgan Stanley Insured California Municipal Securities (“Insured California Securities”)

59.         Morgan Stanley Insured Municipal Bond Trust (“Insured Municipal Bond”)

60.         Morgan Stanley Insured Municipal Income Trust (“Insured Municipal Income”)

61.         Morgan Stanley Insured Municipal Securities (“Insured Municipal Securities”)

62.         Morgan Stanley Insured Municipal Trust (“Insured Municipal Trust”)

63.         Morgan Stanley Municipal Income Opportunities Trust (“Municipal Opportunities”)

64.         Morgan Stanley Municipal Income Opportunities Trust II (“Municipal Opportunities II”)

65.         Morgan Stanley Municipal Income Opportunities Trust III (“Municipal Opportunities III”)

66.         Morgan Stanley Municipal Premium Income Trust (“Municipal Premium”)

67.         Morgan Stanley New York Quality Municipal Securities (“New York Quality Municipal”)

68.         Morgan Stanley Quality Municipal Income Trust (“Quality Municipal Income”)

69.         Morgan Stanley Quality Municipal Investment Trust (“Quality Municipal Investment”)

70.         Morgan Stanley Quality Municipal Securities (“Quality Municipal Securities”)

+- Denotes Retail Multi-Class Fund

INSTITUTIONAL FUNDS

Open-End Institutional Funds

1.                                       Morgan Stanley Institutional Fund, Inc. (“Institutional Fund Inc.”)

Active Portfolios:

•                  Active International Allocation Portfolio

•                  Capital Growth Portfolio

•                  Emerging Markets Debt Portfolio

•                  Emerging Markets Portfolio

•                  Focus Growth Portfolio

•                  Global Franchise Portfolio

•                  Global Real Estate Portfolio

•                  Global Value Equity Portfolio

•                  International Equity Portfolio

•                  International Growth Active Extension Portfolio

•                  International Growth Equity Portfolio

•                  International Real Estate Portfolio

•                  International Small Cap Portfolio

•                  Large Cap Relative Value Portfolio

•                  Small Company Growth Portfolio

•                  U.S. Real Estate Portfolio

•                  U.S. Small/Mid Cap Value Portfolio

2.                                       Morgan Stanley Institutional Fund Trust (“Institutional Fund Trust”)

Active Portfolios:

•                  Advisory Portfolio

•                  Advisory Portfolio II

•                  Advisory Portfolio III (formerly Global Fixed Income Portfolio)

•                  Advisory Portfolio IV (formerly Global Fixed Income II Portfolio)

•                  Balanced Portfolio

•                  Core Fixed Income Portfolio

•                  Core Plus Fixed Income Portfolio

•                  High Yield Portfolio

•                  Intermediate Duration Portfolio

•                  International Fixed Income Portfolio

•                  Investment Grade Fixed Income Portfolio

•                  Limited Duration Portfolio

•                  Long Duration Fixed Income Portfolio

•                  Mid Cap Growth Portfolio

•                  Municipal Portfolio

•                  U.S. Mid Cap Value Portfolio

•                  U.S. Small Cap Value Portfolio

•                  Value Portfolio

Inactive Portfolios*:

•                  Advisory Portfolio-Series 1

•                  Advisory Portfolio-Series 2

•                  Advisory Portfolio V

3.                                       The Universal Institutional Funds, Inc. (“Universal Funds”)

Active Portfolios:

•                  Capital Growth Portfolio

•                  Core Plus Fixed Income Portfolio

•                  Emerging Markets Debt Portfolio

•                  Emerging Markets Equity Portfolio

•                  Equity and Income Portfolio

•                  Global Franchise Portfolio

•                  Global Real Estate Portfolio

•                  Global Value Equity Portfolio

•                  High Yield Portfolio

•                  International Growth Equity Portfolio

•                  International Magnum Portfolio

•                  Mid Cap Growth Portfolio

•                  Small Company Growth Portfolio

•                  U.S. Mid-Cap Value Portfolio

•                  U.S. Real Estate Portfolio

•                  Value Portfolio

Inactive Portfolios*:

•                  Balanced Portfolio

•                  Core Equity Portfolio

•                  International Fixed Income Portfolio

•                  Investment Grade Fixed Income Portfolio

•                  Multi-Asset Class Portfolio

•                  Targeted Duration Portfolio

4.                                       Morgan Stanley Institutional Liquidity Funds (“Liquidity Funds”)

Active Portfolios:

•                  Government Portfolio

•                  Money Market Portfolio

•                  Prime Portfolio

•                  Tax-Exempt Portfolio

•                  Treasury Portfolio

•                  Government Securities Portfolio

•                  Treasury Securities Portfolio

Closed-End Institutional Funds

1.                                       Morgan Stanley China A Share Fund, Inc. (“China A Fund”)

2.                                       Morgan Stanley Asia-Pacific Fund, Inc. (“Asia-Pacific Fund”)

3.                                       Morgan Stanley Eastern Europe Fund, Inc. (“Eastern Europe”)

4.                                       Morgan Stanley Emerging Markets Debt Fund, Inc. (“Emerging Markets Debt”)

5.                                       Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. (“Emerging Markets Domestic Debt”)

6.                                       Morgan Stanley Emerging Markets Fund, Inc. (“Emerging Markets Fund”)

7.                                       Morgan Stanley Frontier Emerging Markets Fund, Inc.

8.                                       Morgan Stanley Global Opportunity Bond Fund, Inc. (“Global Opportunity”)

9.                                       Morgan Stanley High Yield Fund, Inc. (“High Yield Fund”)

10.                                 Morgan Stanley India Investment Fund, Inc.

11.                                 The Latin American Discovery Fund, Inc. (“Latin American Discovery”)

12.                                 The Malaysia Fund, Inc. (“Malaysia Fund”)

13.                                 The Thai Fund, Inc. (“Thai Fund”)

14.                                 The Turkish Investment Fund, Inc. (“Turkish Investment”)

Closed-End Funds of Hedge Funds

1.                                       Alternate Investment Partners Absolute Return Fund (“Absolute Return Fund”)

2.                                       Alternative Investment Partners Absolute Return Fund II A (“Absolute Return II A”)

3.                                       Alternative Investment Partners Absolute Return Fund II P (“Absolute Return II P”)

4.                                       Alternative Investment Partners Absolute Return Fund STS (Absolute Return STS”)Morgan

5.                                       Stanley Institutional Fund of Hedge Funds LP (“Fund of Hedge Funds”)

6.                                       Morgan Stanley Global Long/Short Fund A (“Global Long Short A”)

7.                                       Morgan Stanley Global Long/Short Fund P  (“Global Long Short P”)

In Registration

1.                                       Morgan Stanley Opportunistic Municipal High Income Fund

EXHIBIT B

Institutional Funds

Covered Officers

Randy Takian –President and Principal Executive Officer

James W. Garrett – Chief Financial Officer and Treasurer

Retail Funds

Covered Officers

Randy Takian –President and Principal Executive Officer

Francis Smith – Chief Financial Officer and Treasurer

Morgan Stanley India Investment Fund, Inc.

Covered Officers

Randy Takian – President and Principal Executive Officer

James W. Garrett – Chief Financial Officer and Treasurer

EXHIBIT C

General Counsel

Arthur Lev